UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020 (December 8, 2020)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On December 8, 2020, Owl Rock Capital Corporation (the “Company”) and Wells Fargo Bank, National Association (the “Trustee”), entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated as of April 10, 2019, between the Company and the Trustee (the “Base Indenture”; and together with the Fifth Supplemental Indenture, the “Indenture”), relating to the Company’s issuance, offer and sale of $1,000,000,000 aggregate principal amount of its 3.400% notes due 2026 (the “Notes”).

The Notes will mature on July 15, 2026, and the Company may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date; provided, however, that if the Company redeems any Notes on or after June 15, 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Notes bear interest at a rate of 3.400% per year payable semiannually on January 15 and July 15 of each year, commencing on July 15, 2021. The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds of this offering to pay down its existing indebtedness, including its existing indebtedness under its senior secured revolving credit facility (the “Revolving Credit Facility”), and for general corporate purposes. The Revolving Credit Facility matures on September 3, 2025 with respect to $1.295 billion of commitments, and on April 2, 2024, with respect to the remaining commitments. Amounts drawn under the Revolving Credit Facility currently bear interest at a weighted average interest rate of 2.7%.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch Ratings, Inc., S&P Global Ratings, and Moody’s Investor Service), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333- 239775), the preliminary prospectus supplement filed with the Securities and Exchange Commission on December 1, 2020 and the pricing term sheet filed with the Securities and Exchange Commission on December 1, 2020. The transaction closed on December 8, 2020.

The foregoing descriptions of the Base Indenture, Fifth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Fifth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated April 10, 2019, between Owl Rock Capital Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2 (File No. 333-233186) filed on September 20, 2019).

4.2	Fifth Supplemental Indenture, dated as of December 8, 2020, between Owl Rock Capital Corporation and Wells Fargo Bank, National Association, as Trustee

4.3	Form of 3.400% Note Due 2026 (included as part of Exhibit 4.2)

5.1	Opinion of Eversheds Sutherland (US) LLP

23.1	Consent of Eversheds Sutherland (US) LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

December 8, 2020	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and Chief Financial Officer